RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is entered into by and between NeuMedia, Inc., a Delaware corporation (the “Company”), and Vivid Entertainment, LLC, a California limited liability company (”Vivid”).

WHEREAS, the Company and Vivid have entered into that certain [Settlement Agreement] (the “Settlement Agreement”) as of the date hereof pursuant to which the Company has agreed to issue Two Million Five Hundred Thousand (2,500,000) shares of Common Stock (the “Shares”) of the Company to Vivid in connection with the terms of the Settlement Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement and the Settlement Agreement, the Company and Vivid hereby agree as follows:

1.          Issue of Common Stock.

(a)          Subject to the terms and conditions of this Agreement and the Settlement Agreement, the Company hereby issues, and Vivid hereby accepts as payment in full in accordance with the terms of the Settlement Agreement, the Shares.

(b)          The Board of Directors of the Company has authorized the issue of the Shares pursuant to the terms of the Settlement Agreement.

2.          Closing.

(a)          On the date hereof, the Company shall deliver or cause to be delivered the following:

(i)          a duly executed copy of the Settlement Agreement; and

(ii)         the Shares registered in the name of Vivid to a brokerage account designated in writing to the Company by Vivid.

(b)          On the date hereof, Vivid shall deliver or cause to be delivered a duly executed copy of the Settlement Agreement.

3.          Company Representations and Warranties. The Company hereby represents and warrants to Vivid that as of the date hereof:

(a)          Organization and Business. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” means any material adverse effect on the business, operations, assets (including intangible assets), liabilities (actual or contingent), financial condition, or prospects of the Company and its subsidiaries, taken as a whole.

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(b)          Valid Issuance. When issued and delivered in accordance with the terms of this Agreement and the Settlement Agreement, the Shares will be duly and validly issued, fully paid, and non-assessable, and will be free of Liens other than restrictions on transfer. The Shares are not subject to preemptive rights or any other similar rights.

(c)          Authorization; Enforceability. All corporate action on the part of the Company and its officers necessary for the authorization, execution and delivery of this Agreement and the authorization, issuance, sale and delivery of the Shares has been taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d)          No Conflict. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the charter or by-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected. Except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made by the Company in connection with the issuance of the Shares, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement.

(e)          No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to the Shares.

(f)          Offering. Subject to the accuracy of the representations and warranties of Vivid in Section 4 of this Agreement, the issuance of the Shares pursuant to this Agreement constitutes transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws.

4.          Vivid Representations and Warranties. Vivid represents and warrants to the Company that as of the date hereof:

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(a)          Authorization; Enforcement. This Agreement has been duly and validly authorized by Vivid, (ii) has been duly executed and delivered by Vivid, and (iii) will constitute, upon execution and delivery by Vivid and the Company, the valid and binding agreements of Vivid enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(b)          Investment Purpose. Vivid is acquiring the Shares for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Vivid further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(c)          Professional Advice; Investment Experience. Vivid has reviewed, or caused its representatives to review, the publicly available filings made by the Company with the SEC, and Vivid has carefully considered such filings in connection with its entry into this Agreement. Vivid has such knowledge, skill, and experience in technical, business, financial, and investment matters so that it is capable of evaluating the merits and risks of an investment in the Shares. Vivid has retained, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Shares.

(d)          Reliance on Exemptions. Vivid understands that the Shares are being issued to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws (the “Securities Laws”) and that the Company is relying upon the truth and accuracy of, and Vivid’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Vivid set forth herein in order to determine the availability of such exemptions. Vivid is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(e)          Restricted Securities. Vivid understands that the Shares are “restricted securities” under applicable Securities Laws and that, pursuant to these laws, Vivid must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Vivid acknowledges that the Company has no obligation to register or qualify the Shares for resale, except as provided in this Agreement. Vivid further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Vivid’s control, and which the Company is under no obligation and may not be able to satisfy.

(f)          Risk of Loss. The Purchaser is capable of sustaining a complete loss of the investment in the Shares, and Vivid has no need for liquidity in the investment in the Shares. Vivid understands and acknowledges that an investment in the Shares is highly risky and that it could suffer a complete loss of its investment.

(g)          No Other Representations. Other than the representations and warranties contained herein [or in the Settlement Agreement], Vivid has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

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5.          Market Stand-Off. Except as otherwise expressly provided in this Agreement, during the two (2) year period (the “Restricted Period”) beginning on the date hereof, Vivid shall not, without the prior written consent of the Company (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise. In the event of the declaration of a stock dividend, a spin-off, a stock split, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to the Shares, any such new, substituted or additional securities shall immediately be subject to the restrictions set forth in this Section 5. To enforce the restrictions set forth in this Section 5, the Company may impose stop-transfer instructions with respect to the Shares until the end of the Restricted Period. In the event that any holders of the Company’s equity securities that are affiliated with any of Trinad Capital, Coast Asset Management or Peter Guber (together, the “Specified Stockholders”) agree to subject to any restrictions on transfer that extend beyond the end of the Restricted Period with respect to their respective equity securities of the Company, Vivid agrees that the Restricted Period with respect to its Shares shall be extended for the same period of time as is applicable to the shortest period applicable to any of the Specified Stockholders, provided, that, in no event shall the Restricted Period applicable to the Shares be extended more than one (1) year after the end of the Restricted Period.

6.          Restrictive Legends and Stop-Transfer Orders.

(a)          Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state corporate law and the Securities Laws):

(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (OR OTHER EVIDENCE) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)	THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER DATED JANUARY 1,2011, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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(iii)	Any legend required to be placed thereon by any appropriate securities commissioner.

(b)          Stop-Transfer Notices. Vivid agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7.          Piggyback Registration.

(a)          Piggyback Registration Rights. The Company agrees that if, after the date hereof, the Board shall authorize the filing of a registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of shares of Common Stock of the Company, the Company shall: (A) promptly notify Vivid that such registration statement will be filed and that the Shares issued pursuant to this Agreement and then held by Vivid (hereinafter the “Registrable Securities”) may be included in such registration statement at the request of Vivid; (B) use its commercially reasonable efforts to cause the registration of such Registrable Securities that Vivid requests to be registered; and (C) use its commercially reasonable efforts to cause such registration statement to become effective as promptly as reasonably practicable. If Vivid desires to include in such registration statement all or any part of the Registrable Securities held by /it, it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. If Vivid decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Vivid shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, if any of the Specified Stockholders at any time desire to register any shares of stock of the Company held by them: (i) the Company shall, at Vivid’s option, use its commercially reasonable efforts to cause registration of the Restricted Stock, simultaneously with registration of the stock of the Specified Stockholders, to the extent necessary to permit their unrestricted sale and (ii) the restrictions set forth in Section 5 shall immediately terminate should any Specified Stockholders sell stock of the Company.

(b)          Underwriting Requirements. In connection with any registration statement subject to Section 7(a) involving an underwritten offering of shares of the Company’s capital stock, the Company shall not be required to include any of the Registrable Securities in such underwriting unless Vivid accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as such underwriter in its sole discretion determines will not jeopardize the success of the offering by the Company. If the underwriter determines that less than all of the Registrable Securities that Vivid has requested to be registered (the “Requested Securities”) can be included in such offering, then the securities to be registered and sold by any person other than the Company shall be allocated among such persons in proportion (as nearly as practicable to) the number of shares of Common Stock requested to be registered by each such person. Notwithstanding the foregoing, in no event shall the number of Requested Securities included in the offering be reduced if any shares of Common Stock of the Company owned by any of the Specified Stockholders are included in such offering.

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(c)          Abandonment or Delay of Registration. Notwithstanding any other provision of this Section 7, the Company may at any time abandon or delay any registration commenced by the Company. In the event of such abandonment by the Company, the Company shall not be required to continue registration of the Registrable Securities requested by the Vivid for inclusion and the Purchaser shall retain the right to request inclusion of the Registrable Securities as set forth above.

(d)          Expenses. Vivid shall be responsible for all underwriting discounts and selling commissions with respect to the Registrable Securities being sold by Vivid to the extent paid, or to be paid, by all other holders of equity securities of the Company and all fees and expenses of any counsel retained by Vivid. The Company will pay all other expenses incurred by the Company associated with each registration, including, without limitation, all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Vivid’s Registrable Securities for sale under applicable Securities Laws, and listing fees.

(e)          Effectiveness.

(i) The Company may delay the disclosure of material non-public information concerning the Company by suspending the use of any prospectus included in any registration statement contemplated hereunder required to contain such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify Vivid of the existence of an Allowed Delay, (b) advise Vivid in writing to cease all sales under the registration statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(f)          Other Registration Rights Agreements. Nothing in this Agreement shall limit the Company’s right to grant registration rights to other persons. In the event of any change or changes in the Company’s outstanding Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Company shall adjust the number of shares of the Company’s Common Stock granted to Vivid to prevent substantial dilution of the rights granted to Vivid.

8.          Miscellaneous.

(a)          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)          Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

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(c)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)          Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(f)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)          Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Vivid under this Agreement may only be assigned with the prior written consent of the Company.

(h)          Third Party Beneficiary. This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)          Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company and Vivid have executed this Agreement effective as of January 1, 2011.

VIVID ENTERTAINMENT, LLC:		NEUMEDIA, INC.:

By:	[ILLEGIBLE]	By:	[ILLEGIBLE]

Name:	[ILLEGIBLE]	Name:	[ILLEGIBLE]

Its:	CEO	Its:	CFO

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